EXHIBIT 3.1

CORPORATE CHARTER

I,  ROSS MILLER,  the duly elected and qualified Nevada Secretary of State, do hereby certify that NATIONAL GOLF EMPORIUM, INC., did on
April 25, 2008, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on April 28, 2008 /s/ Ross Miller Ross Miller Secretary of State By: /s/ Certification Clerk

STATE OF NEVADA
ROSS MILLER Secretary of State	OFFICE OF THE STATE SECRETARY OF STATE.	SCOTT W. ANDERSON Deputy Secretary For Commercial Recordings

Filing Acknowledgement

January 28, 2008

Job Number	Corporation Number
C20080428-0451	E0271592008-8

Filing Description	Document Filing Number	Date/ Time of Filing
Articles of Incorporation	20080288078-83	April 25, 2008 04:00:05 PM

Corporation Name	Resident Agent
NATIONAL GOLF EMPORIUM, INC.

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the  date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

                    Respectfully,

                  /s/Ross Miller
                    ROSS MILLER
                    Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.biz

Articles of Incorporation (PURSUANT TO NRS 78)
Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20080288078-83
Filing Date and Time 04/25/2008 4:00 PM
Entity Number E0271592008-8

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

1. Name of Corporation	NATIONAL GOLF EMPORIUM, INC.

2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	CSC Services of Nevada, Inc.
Name
	502 East John Street	Carson City	Nevada	89706
	(MANDATORY) Physical Address	City	State	Zip Code

	(OPTIONAL) Mailing Address	City	State	Zip Code

3. Shares: (Number of shares corporation is authorized to issue	Number of shares With par value: 100,000,000 common 10,000,000 preferred	Par value Per share: $.001	Number of shares Without par value:
4. Name & Addresses Of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age: attach additional pages if more than three directors/trustees
1. John Arbeznik
Name
	25188 Genesee Trail Road	Golden	CO	80401
	Street Address	City	State	Zip Code

2.

	Street Address	City	State	Zip Code

3.
Name

	Street Address	City	State	Zip Code

5. Purpose: (optional –see Instructions)	The purpose of this corporation shall be:

6. Name, Address And Signature of Incorporator: (attach additional pages if more than 1 incorporator)	Corporation Service Company	Corporation Service Company
	Name	X By: /s/ Elizabeth R. Konieczny
Signature: Elizabeth R. Konieczny
Title: Assistant Secretary

	830 Bear Tavern Road, Suite 305	West Trenton	NJ	08628
	Address	City	State	Zip Code

7. Certificate of Acceptance of Appointment of Resident Agent	I hereby accept appointment as Resident Agent for the above named corporation. CSC Services of Nevada, Inc.
	X By: /s/ Elizabeth R. Konieczny			4/25/08
	Authorized Signature of R.A. or On behalf of R.A. Company			Date

This form must be accompanied by appropriate fees.

(PROFIT) INITIAL LIST OF OFFICERS, DIRECTORS AND RESIDENT AGENT OF
NATIONAL GOLF EMPORIUM, INC.
(Name of Corporation)

FILING FOR THE PERIOD OF	APR, 2007	TO	APR, 2009. Due by May 31, 2008

The corporation’s duly appointed resided agent in the State of Nevada upon whom process be served is
CSC SERVICES OF NEVADA, INC 502 EAST JOHN STREET CARSON CITY NV 89706 ☐CHECK BOX IF YOU REQUIRE A FORM TO UPDATE YOUR RESIDENT AGENT INFORMATION

Important: Read instructions before completing and returning this form.	THE ABOVE SPACE IS FOR OFFICE USE ONLY

1. Print or type names and addressed either residence or business for all officers and directors. A President, Secretary, Treasurer or equivalent of and all Directors must be named. Have an officer sign  the form. FORM WILL BE RETURNED IF UNSIGNED.
2. If there are additional directors attach a list of them to this form.
3. Return the completed form with the $125.00 filing fee if no capitalization. A $75.00 penalty must be added for failure to file this form by the last day of the first month following the incorporation initial registration with this office.
4. Make your check payable to the Secretary of State. Your cancelled check will constitute to transact business per NRS.78.155. To receive a certified copy, enclose an additional $30.00 and appropriate instructions
5. Return the completed form to Secretary of State 202 North Carson Street, Carson City, NV 897014201 (775) 684-5708.
6. Form must be in the possession of the Secretary of State on or before the first month following the incorporation initial registration date. (Postmark date is not accepted as receipt date) Forms received after due date will be returned for additional fees and penalties.

FILING FEE : $125.00     LATE  PENALTY: $75.00

CHECK ONLY IF APPLICABLE
☐This corporation is a publicly traded corporation. The Central Index Key number is:
☐This publicly corporation is not required to have a Central Index Key number.
NAME	TITLE(S)
PRESIDENT (OR EQUIVALENT OF)

ADDRESS	CITY	ST	ZIP

NAME	TITLE(S)
SECRETARY (OR EQUIVALENT OF)

ADDRESS	CITY	ST	ZIP

NAME	TITLE(S)
TREASURER (OR EQUIVALENT OF)

ADDRESS	CITY	ST	ZIP

NAME	TITLE(S)
DIRECTOR (OR EQUIVALENT OF)

ADDRESS	CITY	ST	ZIP

I declare to the best  of my knowledge under penalty of perjury , that the above mentioned entity has complied with the provisions of NRS.360.780 and acknowledge that pursuant to NRS239.330 it is category C felony to knowingly offer any false or forge instruments for filing in the Office of the Secretary of State.

Signature	Title	Date